EXHIBIT 4.1(b)


                  Amendment No.2 and Waiver to Credit Agreement

                                 EXHIBIT 4.1(b)

                        AMENDMENT NO. 2 AND WAIVER TO THE
                                CREDIT AGREEMENT


                                                       Dated as of April 1, 1997

         AMENDMENT NO. 2 AND WAIVER TO THE CREDIT AGREEMENT, among MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation (the "Borrower"), MEDIQ INCORPORATED, a Delaware corporation ("MEDIQ"), PRN HOLDINGS, INC., a Delaware corporation (together with MEDIQ, the "Parent Guarantors"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and Banque Nationale de Paris as administrative agent (the "Administrative Agent") for the Lenders and NationsBank N.A., as documentation agent (the "Documentation Agent").

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Parent Guarantors, the Lenders, the Administrative Agent and the Documentation Agent have entered into a Credit Agreement dated as of October 1, 1996, as amended by Amendment No. 1 dated as of January 24, 1997 (as so amended, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment and Waiver have the same meanings as specified in the Credit Agreement.

         (2) The Borrower seeks to acquire (the "UHS Acquisition") Universal Hospital Services, Inc., a Minnesota corporation ("UHS") and has requested that the Required Lenders amend and waive certain provisions of the Credit Agreement in order to permit the Borrower to acquire UHS for a purchase price greater than $140,000,000 and incur certain one time extraordinary charges associated with the acquisition and the operations of UHS.

         (3) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and such Lenders have agreed to amend and waive the Credit Agreement as hereinafter set forth.


         SECTION 1. Amendments to the Credit Agreement. Section 1.01 of the Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3(a) hereof, hereby amended as follows:

         (1) The definition of "EBITDA" is amended by deleting clause (g) thereof in its entirety and substituting therefor the following:

            "(g) all one-time expenses of the Borrower and its Affiliates incurred in connection with the UHS Acquisition for (i) acquisition expenses, lease related expenses, facility closure expenses and professional and other fees, and (ii) the write-down of UHS's Demand Positive Airway Pressure Devices inventory.

         SECTION 2. Waiver. The provisions of Section 5.02(f)(i)(4) are hereby waived solely to the extent that such section limits the aggregate amount of Investments outstanding after giving effect to the UHS Acquisition to $140,000,000.

         SECTION 3. Conditions of Effectiveness. This Amendment and Waiver shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment and Waiver executed by the Borrower and the Required Lenders, or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and Waiver. The effectiveness of this Amendment and Waiver is conditioned upon the accuracy of the factual matters described herein. This Amendment and Waiver is subject to the provisions of Section 9.01 of the Credit Agreement.

         SECTION 4. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

         (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the recital of the parties to this Amendment and Waiver.

         (b) The execution, delivery and performance by each Loan Party of this Amendment and Waiver and the Loan Documents, as amended hereby, to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene each such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), or any order, writ, judgment, injunction, decree, determination or award, binding on or affecting any Loan Party or any of its Subsidiaries or any of their properties, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of their Subsidiaries or any of their properties or (iv) except for the Liens created under the Collateral Documents,

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as amended hereby, or any amendments or supplements thereto contemplated hereby, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment and Waiver, any of the Collateral Documents or any amendments or supplements thereto contemplated hereby to which each such Loan Party is or is to be a party, or any of the Loan Documents, as amended hereby, to which it is or is to be a party.

         (d) This Amendment and Waiver and each of the Collateral Documents and amendments and supplements thereto contemplated hereby to which each Loan Party is a party have been duly executed and delivered by each such Loan Party. This Amendment and Waiver and each of the other Loan Documents, as amended hereby, to which each Loan Party is a party are, and each of the other Collateral Documents and amendments and supplements thereto contemplated hereby to which each such Loan Party is or is to be a party, when delivered hereunder, will be, legal, valid and binding obligations of each such Loan Party, enforceable against each such Loan Party in accordance with their respective terms.

         (e) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of their Subsidiaries (including, without limitation, any Environmental Action) pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment and Waiver, the Collateral Documents, any amendments or supplements thereto contemplated hereby or any of the other Loan Documents, as amended hereby, or the consummation of any of the transactions contemplated hereby.

         SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment and Waiver.

         (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment and Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral

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Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment and Waiver.

         (c) The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         SECTION 6. Costs, Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and Waiver, and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

         SECTION 7. Execution in Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

         SECTION 8. Governing Law. This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         MEDIQ/PRN LIFE SUPPORT
                                           SERVICES, INC.

                                         By /s/ Jay M. Kaplan
                                            -----------------------------------
                                            Title: Senior Vice President - CFO


                                         BANQUE NATIONALE DE
                                           PARIS, as Administrative Agent and as
                                             Lender


                                         By /s/ Alan Mustacchi
                                            -----------------------------------
                                            Title: Vice President




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                                         By /s/ Steve Kovacs
                                            -----------------------------------
                                            Title: Assistant Vice President


                                         NATIONSBANK, N.A., as
                                           Documentation Agent and as Lender

                                         By /s/ Michael S. Sylvester
                                            -----------------------------------
                                            Title: Officer


                                         THE FIRST NATIONAL BANK OF BOSTON

                                         By /s/ Kimberly F. Harris
                                            -----------------------------------
                                            Title: Vice President


                                         CAISSE NATIONALE DE CREDIT AGRICOLE

                                         By /s/ Craig Welsh
                                            -----------------------------------
                                            Title: First Vice President


                                         CREDITANSTALT CORPORATE FINANCE, INC.

                                         By /s/ Clifford L. Wells
                                            -----------------------------------
                                            Title: Vice President

                                         By /s/ Stacy Harmon
                                            -----------------------------------
                                            Title: Senior Associate


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


                                         FIRST SOURCE FINANCIAL, LLP
                                         By: First Source Financial, Inc.
                                         as Agent/Manager

                                         By /s/ James W. Wilson
                                            -----------------------------------
                                            Title: Senior Vice President


                                         METROPOLITAN LIFE INSURANCE COMPANY

                                         By /s/ James R. Dingler
                                            -----------------------------------
                                            Title: Assistant Vice President


                                         LASALLE NATIONAL BANK

                                         By /s/ Olga Georgiev
                                            -----------------------------------
                                            Title: First Vice President


                                         MASSACHUSETTS MUTUAL LIFE INSURANCE
                                           COMPANY

                                         By /s/ Michael P. Hermsen
                                            -----------------------------------
                                            Title: Managing Director


                                         MELLON BANK, N.A.

                                         By
                                            -----------------------------------
                                            Title:


                                         MERRILL LYNCH SENIOR FLOATING RATE
                                           FUND, INC.

                                         By
                                            -----------------------------------
                                            Title:



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


                                         PILGRIM AMERICA PRIME RATE TRUST

                                         By /s/ Michael J. Bacevich
                                            -----------------------------------
                                            Title: Vice President


                                         SUMMIT BANK

                                         By /s/ Gail L. Powers
                                            -----------------------------------
                                            Title: Vice President


                                         USTRUST

                                         By /s/ Thomas Macina
                                            -----------------------------------
                                            Title: Vice President


                                         VAN KAMPEN AMERICAN CAPITAL PRIME
                                           RATE INCOME TRUST

                                         By /s/ Kathleen A. Zarn
                                            -----------------------------------
                                            Title: Vice President


                                         RESTRUCTURED OBLIGATIONS BACKED
                                           BY SENIOR ASSETS B.V.

                                         By its Managing Director, ABN
                                         TRUSTCOMPANY (NEDERLAND) B.V.


                                         By /s/ Christopher E. Jensen
                                            -----------------------------------
                                            Title: Managing Director

                                        By /s/ Chancellor LGT Senior Secured
                                               Management, Inc.
                                           ------------------------------------
                                           Title:



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

                                         MERRILL LYNCH PRIME RATE PORTFOLIO

                                         By
                                            -----------------------------------
                                            Title:


                                         SENIOR DEBT PORTFOLIO

                                         By Boston Management and Research,
                                            as Investment Advisor

                                         By /s/
                                            -----------------------------------
                                            Title: Vice President

                                         CERES FINANCE LTD.

                                         By /s/ John H. Cullinane
                                            -----------------------------------
                                            Title: Director


                                         CAPTIVA FINANCE LTD.

                                         By /s/ John H. Cullinane
                                            -----------------------------------
                                            Title: Director



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



                                         AMARA-1 FINANCE LTD.

                                         By /s/
                                            -----------------------------------
                                            Title: Director

                                         AMARA-2 FINANCE LTD.

                                         By /s/
                                            -----------------------------------
                                            Title: Director


                                         MERRILL LYNCH PRIME RATE PORTFOLIO
                                         By Merrill Lynch Asset Management, L.P.
                                         as Investment Advisor

                                         By
                                            -----------------------------------
                                            Title:


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

                                     CONSENT

                                                       Dated as of April 1, 1997


                  Reference is made to Amendment No. 2 and Waiver dated as of April 1, 1997 (the "Amendment and Waiver"), to the Credit Agreement dated as of October 1, 1996, as amended by amendment No. 1 dated as of January 24, 1997 (as so amended, the "Credit Agreement"; unless otherwise defined herein, capitalized terms being used herein as therein defined) among MEDIQ/PRN Life Support Services, Inc., a Delaware corporation, as Borrower, PRN Holdings, Inc. a Delaware corporation and MEDIQ Incorporated, as Parent Guarantors, Banque Nationale de Paris, as Administrative Agent, and certain other Lender Parties party thereto.

                  Each of the undersigned, as a Loan Party party to certain of the Loan Documents, hereby consents to the Amendment and Waiver and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment and Waiver, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment and Waiver, each reference in such Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment and Waiver, and (b) the Collateral Documents to which such Loan Party is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).


                                       MEDIQ INVESTMENT SERVICES, INC.

                                       By /s/ Michael F. Sandler
                                          --------------------------------------
                                          Name: Michael F. Sandler
                                          Title: Vice President & CFO


                                       MEDIQ MANAGEMENT SERVICES, INC.

                                       By /s/ Michael F. Sandler
                                          --------------------------------------
                                          Name: Michael F. Sandler
                                          Title: Vice President & CFO




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



                                       MEDIQ SURGICAL EQUIPMENT SERVICES, INC.

                                       By /s/ Thomas E. Carroll
                                          --------------------------------------
                                          Name: Thomas E. Carroll
                                          Title: President


                                       VALUE-MED PRODUCTS, INC.

                                       By /s/ Thomas E. Carroll
                                          --------------------------------------
                                          Name: Thomas E. Carroll
                                          Title: President


                                       MEDIQ MOBILE X-RAY SERVICES, INC.

                                       By /s/ Michael F. Sandler
                                          --------------------------------------
                                          Name: Michael F. Sandler
                                          Title: Vice President & CFO


                                       HEALTH EXAMINETICS, INC.

                                       By /s/ Michael F. Sandler
                                          --------------------------------------
                                          Name: Michael F. Sandler
                                          Title: Vice President & CFO


                                       THERA-KINETICS ACQUISITION CORPORATION

                                       By /s/ Thomas E. Carroll
                                          --------------------------------------
                                          Name: Thomas E. Carroll
                                          Title: President



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


                                       MDTC HADDON, INC.

                                       By /s/ Michael F. Sandler
                                          --------------------------------------
                                          Name: Michael F. Sandler
                                          Title: Vice President & CFO


                                       MEDIQ DIAGNOSTIC CENTERS, INC.

                                       By /s/ Michael F. Sandler
                                          --------------------------------------
                                          Name: Michael F. Sandler
                                          Title: Vice President & CFO


                                       MEDIQ DIAGNOSTICS CENTERS-I INC.

                                       By /s/ Michael F. Sandler
                                          --------------------------------------
                                          Name: Michael F. Sandler
                                          Title: Vice President & CFO


                                       MEDIQ IMAGING SERVICES, INC.

                                       By /s/ Michael F. Sandler
                                          --------------------------------------
                                          Name: Michael F. Sandler
                                          Title: Vice President & CFO


                                       AMERICAN CARDIOVASCULAR IMAGING LABS,
                                          INC.

                                       By /s/ Michael F. Sandler
                                          --------------------------------------
                                          Name: Michael F. Sandler
                                          Title: Vice President & CFO


                                       ALPHA HEALTH CONSULTANTS, INC.

                                       By /s/ Michael F. Sandler
                                          --------------------------------------
                                          Name: Michael F. Sandler
                                          Title: Vice President & CFO


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


                                       P.I. CORPORATION

                                       By /s/ Michael F. Sandler
                                          --------------------------------------
                                          Name: Michael F. Sandler
                                          Title: Vice President & CFO


                                       MEDIQ SERVICES, INC.

                                       By /s/ Michael F. Sandler
                                          --------------------------------------
                                          Name: Michael F. Sandler
                                          Title: Vice President & CFO




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